       Exhibit 99.1

FOR:	Immediate Release	Contact:	Larry Lentych
	January 20, 2011		574 235 2000

Andrea Short
574 235 2000

1st Source Corporation Announces Record Earnings for Year,
Increased Dividend Declared

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced fourth quarter net income of $12.57 million, up 101.94% compared to $6.22 million in the fourth quarter of 2009. For the year of 2010, net income was $41.24 million, an increase of 61.80% over the $25.49 million reported in 2009. The annual net income sets a record as the highest in corporate history.
Diluted net income per common share for the fourth quarter was $0.25, up 31.58% compared to $0.19 per common share reported in the fourth quarter of the previous year. Diluted net income per common share for the year was $1.21, an increase of 53.16% over the $0.79 per common share a year earlier. Diluted net income per common share for the fourth quarter and for the year was negatively impacted by the preferred stock dividends and the accretion of discount on the preferred stock issued to the US Treasury under the TARP program in January 2009 and repurchased in December 2010. Adjusting for these, the diluted net income would have been $0.52 per common share for the fourth quarter of 2010, and $1.70 per common share for the year.
At the January 2011 meeting, the Board of Directors approved a cash dividend of $0.16 per common share, up 6.67% over the dividend declared in the same period a year earlier. The cash dividend is payable on February 15, 2011 to shareholders of record on February 4, 2011.
       Christopher J. Murphy, III, Chairman of 1st Source, commented, "I could not be more pleased with our $12.6 million net income for the quarter and $41.2 million for the year, an annual net income record for 1st Source Corporation."
        "The quarter was exceptionally busy. We repaid the $111 million Capital Purchase Program investment to the US Treasury with no conditions attached. Many others who paid back TARP funds were required to raise additional capital in the market which in most cases was dilutive to their present shareholders. We did not have to do that, attesting to the strength of the company and the Bank. We are pleased the economy has improved to the point where this extra insurance is no longer needed, and we continue to maintain strong capital and reserve ratios as always. The TARP repayment will save the company $5.55 million annually in after tax dollars, previously paid out in preferred dividends.”
       “Also in the quarter, we closed on a new 10-year lease on our downtown South Bend main office that allows us to reduce our space in the building and lower our financial commitment for the term of the contract."

       "Credit has improved but is still problematic going forward. We have seen slight improvement in the past year but the economy still has challenges for our personal and business banking clients, as well as some of our specialty finance markets. With that said, business seems to be slowly improving. In the coming year, we will continue to focus on providing advice and counsel to help our clients navigate this complicated financial world we live in, and will provide outstanding customer service. We pride ourselves on being a community bank and have always focused on the basics of providing deposit, investment, insurance and lending services to our neighbors, individuals, businesses, community organizations and local governments.  I thank my colleagues and our loyal clients for a good year." Mr. Murphy concluded.
1st Source’s reserve for loan and lease losses as of December 31, 2010 was 2.83% of total loans and leases, compared to 2.85% as of December 31, 2009. Net charge-offs were $6.08 million for the fourth quarter 2010, compared to $5.63 million in the fourth quarter 2009. Net charge-offs for the full year were $20.57 million in 2010 compared to $22.64 million in 2009. The ratio of nonperforming assets to net loans and leases was 2.81% on December 31, 2010, compared to 3.15% on December 31, 2009.
The net interest margin was 3.67% for the fourth quarter of 2010 versus 3.27% for the same period in 2009. The net interest margin was 3.59% for the year ending December 31, 2010, versus 3.14% for the same period in 2009. Tax-equivalent net interest income was $39.96 million for the fourth quarter of 2010, compared to $34.49 million for 2009’s fourth quarter. For the twelve months of 2010, tax-equivalent net interest income was $150.87 million, compared to $132.00 million for the twelve months of 2009.
As of December 31, 2010, the 1st Source common equity-to-assets ratio was 10.94%, compared to 10.25% at December 31, 2009 and its tangible common equity-to-tangible assets ratio was 9.12% at December 31, 2010 compared to 8.43% at December 31, 2009. Common shareholders’ equity was $486.38 million, up from $465.39 million a year ago. Total assets at the end of 2010 were $4.45 billion, down 2.13% compared to the same period last year. Total loans and leases at December 31, 2010 were $3.07 billion, down 0.73% and total deposits at December 31, 2010 were $3.62 billion, down 0.81% from the comparable figures at the end of 2009.
Noninterest income for the fourth quarter of 2010 was $22.42 million, up 1.80% compared to $22.02 million for the fourth quarter of 2009. The predominate factors in the fourth quarter change were higher mortgage banking income and other income offset by lower service charges on deposit accounts, equipment rental income and investment securities and other investment gains. For the year, noninterest income was $86.69 million, up 1.36% from the $85.53 million in 2009. The annual increase was primarily due to higher trust fees and other income offset by lower service charges on deposit accounts and mortgage banking income.

Noninterest expense for the fourth quarter of 2010 was $39.94 million, up 3.56% compared to $38.56 million for the fourth quarter of 2009. The leading factors for the fourth quarter increase were higher salaries and employee benefits expense offset by lower loan and lease collection and repossession expense. For the year ending December 31, 2010, noninterest expense was $154.51 million, up 2.24% from $151.12 million one year ago. The annual increase was a result of higher employee salaries and benefits, professional fees, and loan and lease collection and repossession expense offset by reduced FDIC and other insurance (one time FDIC special assessment in 2009) and furniture and equipment expense.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 76 community banking centers in 17 counties, 22 specialty finance locations nationwide, 7 trust and wealth management locations, and 7 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the NASDAQ Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2010 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
END OF PERIOD BALANCES
Assets			$4,445,281	$4,542,100
Loans and leases			3,070,623	3,093,150
Deposits			3,622,745	3,652,464
Reserve for loan and lease losses			86,874	88,236
Intangible assets			88,955	90,222
Common shareholders' equity			486,383	465,390
Total shareholders' equity			486,383	570,320

AVERAGE BALANCES
Assets	$4,651,845	$4,498,879	$4,543,702	$4,505,852
Earning assets	4,325,823	4,178,782	4,207,485	4,199,512
Investments	951,074	884,068	914,253	835,025
Loans and leases	3,087,494	3,067,062	3,109,508	3,154,820
Deposits	3,684,587	3,580,674	3,605,195	3,573,648
Interest bearing liabilities	3,454,799	3,407,214	3,402,199	3,441,922
Common shareholders' equity	495,808	471,535	485,793	468,405
Total shareholders' equity	598,383	576,257	590,464	566,464

INCOME STATEMENT DATA
Net interest income	$39,162	$33,531	$147,497	$128,212
Net interest income - FTE	39,963	34,487	150,872	131,999
Provision for loan and lease losses	3,443	8,360	19,207	31,101
Noninterest income	22,416	22,020	86,691	85,530
Noninterest expense	39,936	38,564	154,505	151,123
Net income	12,567	6,223	41,244	25,490
Net income available to common shareholders	6,127	4,517	29,655	19,074

PER SHARE DATA
Basic net income per common share	$0.25	$0.19	$1.21	$0.79
Diluted net income per common share	0.25	0.19	1.21	0.79
Common cash dividends declared	0.16	0.16	0.61	0.59
Book value per common share	20.12	19.30	20.12	19.30
Tangible book value per common share	16.44	15.56	16.44	15.56
Market value - High	20.75	16.60	20.75	23.92
Market value - Low	17.01	13.84	14.25	13.84
Basic weighted average common shares outstanding	24,186,469	24,126,225	24,232,092	24,157,179
Diluted weighted average common shares outstanding	24,195,208	24,130,517	24,239,194	24,163,689

KEY RATIOS
Return on average assets	1.07%	0.55%	0.91%	0.57%
Return on average common shareholders' equity	4.90	3.80	6.10	4.07
Average common shareholders' equity to average assets	10.66	10.48	10.69	10.40
End of period tangible common equity to tangible assets	9.12	8.43	9.12	8.43
Risk-based capital - Tier 1	14.05	16.43	14.05	16.43
Risk-based capital - Total	15.34	17.72	15.34	17.72
Net interest margin	3.67	3.27	3.59	3.14
Efficiency: expense to revenue	62.10	67.61	63.26	67.59
Net charge-offs to average loans and leases	0.78	0.73	0.66	0.72
Loan and lease loss reserve to loans and leases	2.83	2.85	2.83	2.85
Nonperforming assets to loans and leases	2.81	3.15	2.81	3.15

ASSET QUALITY
Loans and leases past due 90 days or more			$361	$628
Nonaccrual loans and leases			74,853	83,537
Other real estate			6,392	4,039
Former bank premises held for sale			1,200	2,490
Repossessions			5,670	10,165
Equipment owned under operating leases			236	154
Total nonperforming assets			88,712	101,013

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2010	December 31, 2009
ASSETS
Cash and due from banks	$62,313	$72,872
Federal funds sold and interest bearing deposits with other banks	36,394	141,166
Investment securities available-for-sale
(amortized cost of $952,101 and $893,439 at December 31, 2010 and 2009, respectively)	969,018	901,638
Other investments	19,508	21,012
Trading account securities	138	125
Mortgages held for sale	32,599	26,649

Loans and leases, net of unearned discount:
Commercial and agricultural loans	530,228	546,222
Auto, light truck and environmental equipment	396,500	349,741
Medium and heavy duty truck	162,824	204,545
Aircraft financing	614,357	617,384
Construction equipment financing	285,634	313,300
Commercial real estate	594,729	580,709
Residential real estate	390,951	371,514
Consumer loans	95,400	109,735
Total loans and leases	3,070,623	3,093,150
Reserve for loan and lease losses	(86,874)	(88,236)
Net loans and leases	2,983,749	3,004,914

Equipment owned under operating leases, net	78,138	97,004
Net premises and equipment	33,881	37,907
Goodwill and intangible assets	88,955	90,222
Accrued income and other assets	140,588	148,591

Total assets	$4,445,281	$4,542,100

LIABILITIES
Deposits:
Noninterest bearing	$524,564	$450,608
Interest bearing	3,098,181	3,201,856
Total deposits	3,622,745	3,652,464

Federal funds purchased and securities sold
under agreements to purchase	136,028	123,787
Other short-term borrowings	19,961	26,323
Long-term debt and mandatorily redeemable securities	24,816	19,761
Subordinated notes	89,692	89,692
Accrued expenses and other liabilities	65,656	59,753
Total liabilities	3,958,898	3,971,780

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	104,930
Common stock; no par value	350,282	350,269
Retained earnings	157,875	142,407
Cost of common stock in treasury	(32,284)	(32,380)
Accumulated other comprehensive income	10,510	5,094
Total shareholders' equity	486,383	570,320

Total liabilities and shareholders' equity	$4,445,281	$4,542,100

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Interest income:
Loans and leases	$44,435	$42,378	$173,526	$174,885
Investment securities, taxable	4,855	4,994	20,466	17,594
Investment securities, tax-exempt	1,315	1,659	5,573	6,705
Other	318	334	1,061	1,228
Total interest income	50,923	49,365	200,626	200,412

Interest expense:
Deposits	9,837	13,859	44,605	63,521
Short-term borrowings	187	206	800	1,115
Subordinated notes	1,647	1,647	6,589	6,589
Long-term debt and mandatorily redeemable securities	90	122	1,135	975
Total interest expense	11,761	15,834	53,129	72,200

Net interest income	39,162	33,531	147,497	128,212
Provision for loan and lease losses	3,443	8,360	19,207	31,101
Net interest income after provision for
loan and lease losses	35,719	25,171	128,290	97,111

Noninterest income:
Trust fees	4,161	3,563	15,838	15,036
Service charges on deposit accounts	4,510	5,278	19,323	20,645
Mortgage banking income	2,467	1,377	6,218	8,251
Insurance commissions	1,368	1,316	5,074	4,930
Equipment rental income	6,124	6,861	26,036	25,757
Other income	3,552	2,611	11,909	9,224
Investment securities and other investment gains	234	1,014	2,293	1,687
Total noninterest income	22,416	22,020	86,691	85,530

Noninterest expense:
Salaries and employee benefits	19,177	17,143	75,815	72,483
Net occupancy expense	2,162	2,090	8,788	9,185
Furniture and equipment expense	3,320	3,493	12,543	13,980
Depreciation - leased equipment	4,874	5,450	20,715	20,515
Professional fees	1,858	1,502	6,353	4,399
Supplies and communication	1,405	1,448	5,499	5,916
FDIC and other insurance	1,495	1,511	6,256	8,362
Business development and marketing expense	1,482	1,554	3,774	3,488
Loan and lease collection and repossession expense	405	1,507	6,227	4,283
Other expense	3,758	2,866	8,535	8,512
Total noninterest expense	39,936	38,564	154,505	151,123

Income before income taxes	18,199	8,627	60,476	31,518
Income tax expense	5,632	2,404	19,232	6,028

Net income	12,567	6,223	41,244	25,490
Preferred stock dividends and discount accretion	(6,440)	(1,706)	(11,589)	(6,416)
Net income available to common shareholders	$6,127	$4,517	$29,655	$19,074

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com